Exhibit 10.21

OPEN-END MORTGAGE, ASSIGNMENT OF
LEASES AND RENTS AND SECURITY AGREEMENT

from

EAGLEWOOD PROPERTY HOLDINGS, LLC

 BOKF, NA DBA BANK OF OKLAHOMA,as Trustee

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Relating to:

$7,230,000THE CITY OFSPRINGFIELD, OHIO
FIRST MORTGAGE REVENUE BONDS
SERIES 2012
(EAGLEWOOD PROPERTY HOLDINGS, LLC PROJECT)

Consisting of:

$6,610,000 The City of Springfield, Ohio First Mortgage Revenue Bonds, Tax Exempt Series 2012A	$620,000 The City of Springfield, Ohio First Mortgage Revenue Bonds, Taxable Series 2012B

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Dated as of April 12, 2012

TABLE OF CONTENTS

This Table of Contents is not a part of the Mortgage and is for convenience only. The captions herein are of no legal effect and do not vary the meaning or legal effect of any part of the Mortgage.

i

ii

PARTIES

This OPEN-END MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the “Mortgage”), dated as of the twelfth day of April, 2012, is fromEaglewood Property Holdings, LLC, a Georgia limited liability company (the “Grantor”), whose address is3050 Peachtree Road NW, Suite 355, Atlanta, Georgia  30305, Atlanta, Georgia  30305, to BOKF, NA dba Bank of Oklahoma, a national banking association duly organized and existing under the laws of the United States of America and authorized to accept and execute trusts of the type contemplated by the Indenture (as herein defined), with corporate trust offices in Tulsa, Oklahoma, not in its individual capacity but as trustee under the Indenture (together with any successor trustee or co-trustee serving as such under the Indenture, the “Grantee”) whose address is 1Williams Center, Tulsa, Oklahoma 74192, Attention: Corporate Trust Department.

WITNESSETH:

RECITALS

WHEREAS, The City of Springfield, Ohio (the “Issuer”), a municipal corporation and political subdivision duly organized and existing under the Springfield City Charter and the Constitution and statutes of the State of Ohio, is authorized to, among other things, (i) finance assisted living facilities qualifying as housing facilities withinSpringfield, Ohio, and (ii) issue revenue bonds and notes payable from the revenues and receipts derived from such facilities; and

WHEREAS, the Grantor has requested the assistance of the Issuer in the acquisition of a 80-unit assisted living facility located in the City ofSpringfield, Ohio, on the land described in Exhibit Aattached hereto (the Land”); and

WHEREAS, after due investigation and deliberation, the Issuer has determined to assist in the financing of (1) the acquisition of the 80-unit assisted living facility located at 3001 Middle Urbana Road in Springfield, Ohio with a twenty percent (20%) set aside for low to moderate income earners; (2) the funding of various trust funds, including the Debt Service Reserve Fund, with the Trustee; and (3) the payment of certain costs related to the issuance of the Series 2012 Bonds.(the “Project”) by issuing its First Mortgage Revenue Bonds, Series 2012 (Eaglewood Property Holdings, LLC Project) in the aggregate principal amount of $7,320,000 (the “Bonds”), consisting of the Issuer’s First Mortgage Revenue Bonds, Tax Exempt Series 2012A (Eaglewood Property Holdings, LLC Project) in the principal amount of $6,610,000 (the “Series 2012A Bonds”) and the Issuer’s First Mortgage Revenue Bonds, Taxable Series 2012B (Eaglewood Property Holdings, LLC Project) in the principal amount of$620,000; and

WHEREAS, the Bonds are scheduled finally to mature on May 1, 2042; and

WHEREAS, in order to provide for the authentication and delivery of the Bonds, to establish and declare the terms and conditions upon which the Bonds are to be issued and secured and to secure the payment of the principal thereof and of the interest and premium, if any, thereon, Issuer has authorized the execution and delivery of a Trust Indenture, dated as of April

12, 2012 (the “Indenture”) with Grantee; and

WHEREAS, Issuer has duly entered into a Loan agreement (the “Loan  Agreement”) with Grantor specifying the terms and conditions of the lending of proceeds of the Bonds to Grantor for such purpose and the repayment by Grantor of suchloan; and

WHEREAS, under the Indenture, Issuer will assign all of its right, title and interest, except for certain reserved rights, under the Loan Agreement to the Grantee; and

WHEREAS, the amounts payable by the Grantor pursuant to the Notes are equal to the amounts payable as principal and interest on the Bonds; and

WHEREAS, to better secure the obligations of Grantor pursuant to the Loan Agreement, Grantor has executed and delivered to Grantee this Mortgage;

NOW, THEREFORE, FOR AND IN CONSIDERATION of the sum of $10.00 and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor hereby specially mortgages, affects, hypothecates, grants, assigns, pledges and sets over unto and in favor of the Grantee, the following-described estate, property and interest of Grantor now or hereafter acquired, together with all cash and non-cash proceeds thereof, which may be referred to herein as the “Mortgaged Property”:

Land

The real property located in the City ofSpringfield, County of Clark, State of Ohio, described in Exhibit A attached hereto and by this reference herein incorporated;

Improvements

Any and all buildings and improvements now or hereafter erected on the Land, including, but not limited to, the fixtures, attachments, appliances, equipment, machinery, and other articles attached to such buildings and improvements (collectively, the “Improvements” and, together with the Land, the “Real Property”);

Rents and Derivative Interests

All rents, issues, profits, royalties, income and other benefits derived from the Real Property and the Personal Property (as defined below) and the operation thereof including, without limitation, all Project Revenues (as that term is defined in the Indenture) (collectively, the “Rents”); all estate, right, title and interest of Grantor in and to all leases or subleases covering the Real Property or any portion thereof now or hereafter existing or entered into, including, without limitation, all advance rentals and deposits or payments of similar nature; all right, title and interest of Grantor in and to all options to purchase or lease the Real Property or any portion thereof or interest therein, and any greater estate in the Real Property owned or hereafter acquired; all interests, estate or other claims, both in law and in equity, which Grantor now has or may hereafter acquire in the Real Property; all easements, rights-of-way and rights used in connection therewith or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto, and all water rights and shares of stock evidencing the same; all right, title and interest of Grantor, now owned or hereafter acquired, in and to any land lying within the right-of-way of any street, open or proposed, adjoining the Real Property and any and all sidewalks, alleys and strips and gores of land adjacent to or used in connection with the Real Property (collectively, the “Derivative Interests”);

Personal Property

All right, title and interest of Grantor in and to all tangible personal property now owned or hereafter acquired by Grantor and now or at any time hereafter located on or at the Real Property or used in connection therewith, including, but not limited to: all building materials stored on the Real Property, goods, machinery, tools, equipment (including fire sprinklers and alarm systems, air conditioning, heating and refrigerating equipment, equipment for electronic monitoring, entertainment, recreation, window or structural cleaning, maintenance, exclusion of vermin or insects, removal of dust, refuse or garbage and all other equipment of every kind), lobby and all other indoor and outdoor furniture (including tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including dishwashers, garbage disposal units, refrigerators, fans, heaters, stoves, water heaters and incinerators), inventory, rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, lamps, chandeliers and other lighting fixtures and maintenance and other supplies, other than such property owned by tenants of Grantor; together with all right, title and interest of Grantor (if any) in and to all escrow, operating reserve and cash flow accounts and the other funds established pursuant to the Indenture or any of the Loan Documents (as hereinafter defined) and in any and all other moneys and property held by Grantee pursuant to the Indenture or any of the Loan Documents (collectively, the “Personal Property” and, together with the Real Property and the Derivative Interests, the “Property”);

Contracts, Rights and Intangibles

All of Grantor’s interest in all existing and future accounts, contracts, contract rights, general intangibles, files, books of account, plans, specifications, agreements, permits, licenses and certificates necessary or desirable in connection with the acquisition, ownership, financing, leasing, rehabilitation, operation, servicing or management of the Property; all construction, service, engineering, consulting, leasing, architectural and other similar contracts of any nature (including, without limitation, those of any general contractors, subcontractors and materialmen), as such may be modified, amended or supplemented from time to time, concerning the design, rehabilitation, management, operation, occupancy, use and/or disposition of any portion of or all of the Property; all architectural drawings, plans, specifications, soil tests and reports, feasibility studies, appraisals, engineering reports and similar materials relating to any portion of or all of the Property; all payment and performance bonds or guarantees and any and all modifications and extensions thereof relating to the Property; all reserves, deferred payments, deposits, refunds, cost savings, letters of credit and payments of any kind relating to the rehabilitation, design, development, operation, occupancy, use and disposition of all or any portion of the Property, including, without limitation, any property tax rebates now owing or hereafter payable to Grantor, all of the foregoing whether now existing or entered into or obtained after the date hereof and all existing and future names under or by which the Property or any portion thereof may at any time be operated or known, all rights to carry on businessunder any such names or any variant thereof, and all existing and future telephone numbers and listings advertising and marketing materials, trademarks and good will in any way relating to the Property or any portion thereof (all of the foregoing being collectively referred to as the “Intangibles”);

Claims and Awards

All the estate, interest, right, title, other claim or demand which Grantor now has or may hereafter acquire in the Property, Rents or Intangibles, and any and all awards made for the taking by eminent domain, or by any proceeding or purchase in lieu thereof, of the whole or any part of the Property, Rents or Intangibles, including, without limitation, any awards resulting from a change of grade of streets and awards for severance damages, and Grantor hereby authorizes, directs and empowers Grantee, at its option, on Grantor’s behalf, or on behalf of the successors or assigns of Grantor, to adjust, compromise, claim, collect and receive such proceeds and to give proper receipts and acquittances therefor; and all policies of, and proceeds resulting from, insurance relating to the Property, Rents or Intangibles, and any and all riders, amendments, renewals, supplements or extensions thereof, and all proceeds thereof (the foregoing in this paragraph to include all Extraordinary Revenues as defined in the Indenture): and

Proceeds

All of the rents, revenues, issues, profits and proceeds of any and all of the foregoing.

Grantor expressly declares and warrants this Mortgage to be a first lien and privilege against the Mortgaged Property priming all other liens and encumbrances, except for the Permitted Encumbrances set forth in Exhibit B hereto.

The Mortgaged Property is to remain so specially mortgaged, affected and hypothecated unto and in favor of said Grantee, or any future holder or holders of said Note, until the full and final payment of all indebtedness secured hereby, and the Grantor hereby binds and obligates itself not to sell, alienate or encumber said Mortgaged Property to the prejudice of this Mortgage.

Grantor covenants that Grantor is lawfully seized and possessed of the Mortgaged Property as aforesaid and has good right to convey the same, that the same are unencumbered except for Permitted Encumbrances set forth in Exhibit B hereto, and Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to the matters set forth in Exhibit B;

THIS MORTGAGE is made under the laws of the State of Ohio and is given to secure the payment of the following indebtedness and obligations:

(i)                                     Payment of indebtedness evidenced by the Bonds, and all replacements, renewals, amendments, extensions, substitutions and modifications thereof;

(ii)                                    Payment of indebtedness evidenced by theLoan Agreement, in the principal face amount of Seven Million Three Hundred Twenty Thousand Dollars$7,320,000), with the final payment thereunder being due on or before May 1, 2042, and all replacements, renewals, amendments, extensions, substitutions and modifications thereof;

(iii)                                 Payment of all of the principal of and interest on any additional advances made or costs or expenses incurred by Grantee hereunder or under any of the other Loan Documents (as defined below), and all sums advanced by Grantee to protect the Mortgaged Property or the security interest created hereby;

(iv)                                Payment of all other indebtedness and performance of all other obligations and covenants of Grantor contained in any Loan Document, together with any other instrument given to evidence or further secure the payment and performance of any obligation secured hereby or thereby; and

(v)                                   Payment of all other sums, with interest thereon, which may hereafter be owed by Grantor or its successors or assigns pursuant to the Loan Documents to Grantee or its successors or assigns, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, replacements and extensions thereof.

The indebtedness and the obligations secured by this Mortgage which are described in (i) through (v) above are referred to herein as the “Secured Obligations.”

This Mortgage, the Loan Agreement, and any other instrument given to evidence or further secure the payment and performance of any of the several Secured Obligations are hereafter referred to as the “Loan Documents.”

All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms by the Indenture.

SHOULD THE INDEBTEDNESS BE PAID according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained, and contained in the Loan Agreement, the Indenture, the TaxRegulatory Agreement and the Land Use Restriction Agreement (as those terms are defined in the Indenture), in a timely manner, then this Mortgage shall be canceled and surrendered

ARTICLE I

REPRESENTATIONS, WARRANTIES,
COVENANTS AND AGREEMENTS OF GRANTOR

Grantor hereby represents, warrants, covenants and agrees:

Section 1.01. Payment of Secured Obligations. Grantor hereby grants this Mortgage to secure the payment and performance when due of the Secured Obligations. The consideration received by Grantor to execute and deliver this Mortgage and the liens and security interests created herein are sufficient and will provide a direct economic benefit to Grantor.

Section 1.02. Title of Grantor.Grantor has, subject to the Permitted Encumbrances set forth in Exhibit B hereto, in its own right, marketable title in fee simple to the Mortgaged Property, which is free from encumbrance superior to the encumbrance of this Mortgage and has full right to grant this Mortgage.

Section 1.03. Maintenance, Repair, Alterations. Grantor shall: (i) keep the Mortgaged Property in good condition and repair, subject to reasonable and ordinary wear and tear; not remove, demolish or substantially alter (except such alterations as may be required by laws, ordinances or regulations or except as permitted hereunder) any of the

Improvements; (ii) complete promptly and in good and workmanlike manner any building or other improvement which may be constructed on the Property and promptly restore in like manner any Improvement which may be damaged or destroyed thereon, and pay when due all claims for labor performed and materials furnished therefor; (iii) comply with all laws, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting the Mortgaged Property or any part thereof or requiring any alterations or improvements; (iv) not commit or permit any waste or deterioration of the Mortgaged Property; (v) keep and maintain abutting grounds, sidewalks, roads, parking and landscape areas within the Real Property in good and neat order and repair; and (vi) not commit, suffer or permit any act to be done in or upon the Mortgaged Property in violation of any law, ordinance or regulation.

Section 1.04 Required Insurance.Grantor shall provide, maintain and keep at all times in force the policies of insurance required by Article VI of the Loan Agreement.

Section 1.05. Assignment of Policies Upon Foreclosure. In the event of the foreclosure of this Mortgage or other transfer of title to the Mortgaged Property, or any part thereof, by non-judicial foreclosure sale or deed in lieu of foreclosure, the purchaser of the Mortgaged Property, or such part thereof, shall succeed to all of Grantor’s rights, including any rights to unexpired insurance and unearned or returnable premiums, in and to allinsurance policies required by Section 1.04, subject to limitations on assignment of blanket policies and limited to such rights as relate to the Mortgaged Property or such part thereof If Grantee acquires title to the Mortgaged Property, or any part thereof, in any manner, it shall thereupon (as between Grantor and Grantee) become the sole and absolute owner of the insurance policies and all proceeds payable thereunder with respect to the Mortgaged Property, or such part thereof, required by Section 1.04, with the sole right to collect and retain all unearned or returnable premiums thereon with respect to the Mortgaged Property, or such part thereof, if any.

Section 1.06. Subrogation; Waiver of Offset.

(a)                                      Grantor waives any and all right to claim or recover against Grantee, its officers, employees, agents and representatives, for loss of or damage to Grantor, the Mortgaged Property, Grantor’s property or the property of others under Grantor’s control from any cause insured against or required to be insured against by the provisions of this Mortgage to the extent so insured or required to be so insured.

(b)                                   All sums payable by Grantor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the Secured Obligations of Grantor hereunder shall in no way be released, discharged or otherwise affected by reason of: (1) any damage to or destruction of or any condemnation or similar taking of the Mortgaged Property or any part thereof; (ii) any restriction or prevention of or interference with any use of the Mortgaged Property or any part thereof; (iii) any title defect or encumbrance or any eviction from the Mortgaged Property or any part thereof by title paramount or otherwise; (iv) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Grantor, or any action taken with respect to this Mortgage by any trustee or receiver of Grantor, or by any court, in any such proceeding; or (v) any other occurrence whatsoever, whether similar or dissimilar to the foregoing; whether or not Grantor shall have notice or knowledge of any of the foregoing. To the extent permitted by law, Grantor waives all rights now or hereafter conferred by statute or otherwise to any abatement, suspension, deferment, diminution or reduction of any Secured Obligation.

Section 1.07. Actions Affecting the Mortgaged Property. Grantor shall appear in and contest any action or proceeding purporting to affect the title of Grantor in the Mortgaged Property or security hereof or the rights or powers of Grantee, and Grantor shall pay all costs and expenses, including costs of evidence of title and attorneys’ fees, in any such action or proceeding in which Grantee may appear.

Section 1.08. Actions by Grantee to Preserve the Mortgaged Property. Should Grantor fall to make any payment or to do any act as and in the manner provided in this Mortgage, Grantee, in its sole discretion, without obligation to do so and without notice to or demand upon Grantor and without releasing Grantor from any Secured Obligation, may make or do the same in such manner and to such extent as Grantee may deem necessary to protect the security hereof. In connection therewith (without limiting its general powers), Grantee shall have and is hereby given the right, but not the obligation: (i) to enter upon and take possession of the Mortgaged Property; (ii) to direct Grantor to terminate any management agent and to employ such management agent as Grantee may determine, provided that such termination shall not subject Grantor to a claim for breach of contract; (iii) to make additions, alterations, repairs and improvements to the Mortgaged Property which it may consider necessary or proper to keep the Mortgaged Property in good condition and repair; (iv) to appear and participate in any action or proceeding affecting or which may affect the security hereof or the rights or powers of Grantee; (v) to pay, purchase, contest or compromise any encumbrance, claim, charge, lien or debt which, in the judgment of Grantee, may affect or appears to affect the security of this Mortgage or be prior or superior hereto; or (vi) in exercising such powers, to pay necessaryexpenses, including employment of counsel or other necessary or desirable consultants. Grantor shall, immediately upon demand therefor by Grantee, pay all costs and expenses incurred by Grantee in connection with the exercise by Grantee of the foregoing rights, including, without limitation, costs of evidence of title, court costs, appraisals, surveys and attorneys’ fees.

Section 1.09. Survival of Warranties. Grantor shall fully and faithfully satisfy and perform the Secured Obligations. All representations, warranties and covenants of Grantor contained herein shall remain continuing obligations, warranties and representations of Grantor during any time when any portion of the obligations secured by this Mortgage remain outstanding.

Section 1.10. Eminent Domain. Should the Mortgaged Property, or any part thereof or interest therein, be taken or damaged by reason of any public improvement or condemnation proceeding, or in any other manner (“Condemnation”), or should Grantor receive any notice or other information regarding such proceeding, Grantor shall give prompt written notice thereof to Grantee. Grantee may participate in any such Condemnation proceedings, and Grantor shall from time to time deliver to Grantee all instruments requested by Grantee to permit such participation. Grantor shall, at its expense, diligently prosecute any such proceedings and shall consult with Grantee and its attorneys and experts and cooperate with them in the carrying on or defense of any such proceedings. All proceeds of Condemnation awards or proceeds of sale in lieu of Condemnation with respect to the Mortgaged Property and all judgments, decrees and awards for injury or damage to the Mortgaged Property or any part thereof of interest therein shall be applied as provided in Section 6.4 and 6.5 of the Loan Agreement and Section 5.16 of the Indenture.

Grantor hereby assigns and transfers to Grantee, and agrees to execute such further assignments of, all such proceeds, judgments, decrees and awards as Grantee may request. Grantee is hereby authorized, in the name of Grantor, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award. Grantee shall not be, in any event or circumstance, liable or responsible for failure to collect or exercise diligence in the collection of any proceeds, judgments, decrees or awards.

Section 1.11. Additional Security. In the event Grantee at any time holds additional security for any of the Secured Obligations, it may enforce the sale thereof or otherwise realize upon the same, at its option, either before, concurrently with or after any sale is made hereunder.

Section 1.12. Additional Indebtedness.Subject to Permitted Encumbrances, Grantor shall not further encumber the Mortgaged Property or any portion thereof (including, without limitation, secured transactions under the UCC) without the prior written consent of Grantee, which consent may be given only in accordance with the provisions of the Indenture and the Loan Agreement.

Section 1.13. Successors and Assigns. This Mortgage applies to, inures to the benefit of and binds all parties hereto, their successors and assigns. The covenants and agreements of Grantor contained herein shall apply to and be binding upon any successor owner of the Mortgaged Property or any part thereof.

Section 1.14. Inspections. Grantee, or its agents, representatives or workmen, are authorized to enter at any reasonable time upon or in any part of the Mortgaged Property for the purpose of inspecting the same and all books, records and documents relating thereto, and for the purpose of performing any of the acts it is authorized to perform under the terms of any of the Loan Documents.

Section 1.15. Liens. Except for Permitted Encumbrances, Grantor shall pay and promptly discharge, at Grantor’s cost and expense, all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein. Grantor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge, provided Grantor shall first deposit with Grantee a bond in an amount as required by law or other security satisfactory to Grantee in such amounts as Grantee shall require but not more than 150% of the amount of the claim plus costs (including attorneys’ fees) and interest and provided further that Grantor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged. If Grantor shall fail so to discharge any such lien, encumbrance or charge, then in addition to any other right or remedy of Grantee, Grantee may, but shall not be obligated to, discharge the same, either (a) by paying the amount claimed to be due, or (b) by procuring the discharge of such lien, either, by (i) depositing in court a bond in the amount claimed or (ii) otherwise giving security for such claim, or (c) in such other manner as is or may be prescribed by law. Any cost incurred by Grantee in connection with any such payment or discharge shall be secured hereby and shall be immediately due and payable without notice or demand.

Section 1.16. Restrictions Affecting Title.Grantor shall perform when due all obligations required to be performed by Grantor by the provisions of any agreement affecting title to the Mortgaged Property.

Section 1.17. Further Assurances. Grantor shall take all action and do all things which it is authorized by law to take and do, and cooperate with Grantee as Grantee deems necessary or desirable, to insure the release of all encumbrances against the Mortgaged Property, except Permitted Encumbrances, existing prior to the date hereof

So long as any Secured Obligation shall remain unpaid or unperformed, Grantor shall execute, acknowledge, where appropriate, and deliver from time to time promptly at the request of Grantee all such instruments and documents as in the opinion of Grantee are necessary or desirable to preserve the first priority security title created by this Mortgage.

Section 1.18. Performance of Covenants. Grantor shall faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Loan Documents and in all of its proceedings pertaining to this Mortgage.

Section 1.19. No Event of Default Under Loan Documents. Grantor agrees to notify Grantee immediately in writing of any default by Grantor in the performance or observance of any covenant, agreement, representation, warranty or obligation of Grantor set forth in this Mortgage. Grantor shall also notify Grantee in writing of any event or condition which with the lapse of time or the giving of notice would constitute an Event of Default.

Section 1.20. Rules, Regulations, Environmental Laws. Grantor represents, warrants and covenants, to the best of its knowledge and belief:

(a)That that the location, construction, occupancy, operation and use of the Mortgaged Property do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Mortgaged Property, including, without limitation, all applicable zoning ordinances and building codes, flood disaster laws and health and environmental laws and regulations (hereinafter sometimes collectively called “Applicable Regulations”);

(b)                       that the Mortgaged Property and Grantor are not in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Applicable Regulations pertaining to health or the environment (hereinafter sometimes collectively called “Applicable Environmental Laws”), including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (“CERCLA”) and the Resource Conservation and Recovery Act of 1976 (“RCRA”), as the same may be amended from time to time, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Mortgaged Property. If any such investigation or inquiry is subsequently initiated, Grantor will promptly notify Grantee;

(c)                        that Grantor has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Mortgaged Property by reason of any Applicable Environmental Laws;

(d)                     that Grantor has taken all reasonable steps to determine and has determined to its reasonable satisfaction that no hazardous substances or solid wastes have been disposed of or otherwise released on or about the Mortgaged Property except for items commonly used in the operation and maintenance of similar properties which were used in compliance with Applicable Environmental Laws;

(e)                      that the Mortgaged Property does not contain asbestos, urea-formaldehyde foam insulation or any other chemical, material or substance exposure to which may or could pose a health hazard, whether or not the substance is prohibited, limited or regulated by any governmental authority;that the use which Grantor makes or intends to make of the Mortgaged Property will not result in the manufacturing, treatment, refining, transportation, generation, storage, disposal or other release or presence of any hazardous substance or solid waste on or to the Mortgaged Property except for items commonly used in operation and maintenance of similar properties which were used in compliance with Applicable Environmental Laws. For purposes of this Section 1.20, the terms “hazardous substance” and “release” shall have the meanings specified in CERCLA, and the terms “solid waste”and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and provided, further, to the extent that the laws of the state where the Property is located establish a meaning for “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply; provided, further, that the term “hazardous substance” shall also include those listed in the U.S. Department of Transportation Table (49 C.F.R. 172.101) and amendments thereto from time to time;

(g)                     that Grantor shall promptly notify Grantee of any violation or alleged violation of any Applicable Environmental Laws of which Grantor receives written notice or otherwise becomes aware;

(h)                     that Grantor shall indemnify and hold harmless Grantee from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which may be incurred by Grantee, or threatened against Grantee, relating to or arising out of the generation, storage, manufacturing, refining, releasing, transportation, treatment, disposal or other presence of any hazardous substances on or about the Mortgaged Property;

(i)                                   that notwithstanding anything to the contrary contained in this Mortgageor  the obligations of Grantor under Section 1.20(h) above will survive (a) satisfaction of all terms and conditions to be performed by or on behalf of Grantor under this Mortgage or the Loan Agreement; (b) cancellation of this Mortgage; (c) any assumption of Grantor’s obligations under this Mortgage by a successor to Grantor (whether or not Grantee approved such assumption and whether or not Grantor was released from liability under this Mortgage); (d) conveyance of title to all or any portion of the Mortgaged Property to any third party, and subsequent reconveyance of all or any portion of the Mortgaged Property by any such third party to subsequent transferees; and (e) conveyance of title to the Mortgaged Property to Grantee through process of foreclosure or by conveyance in lieu of foreclosure of this Mortgage; provided however, that Grantor will not be liable for damages resulting from matters that may be the subject of the foregoing indemnity which are determined by final judicial or administrative action (after all available appeals have been taken or waived) to have been introduced to the Mortgaged Property from and after the date upon which Grantee takes possession of the Mortgaged Property pursuant to an order of receivership, foreclosure or deed in lieu of foreclosure; provided, however, that the obligations of Grantor hereunder will finally cease and terminate upon the final expiration of any applicable status of limitation of actions as to any potential matter that may be the subject of the foregoing indemnity; and

(j)                                   that the obligations of Grantor under this Section 1.20 are separate and distinct from the remaining obligations of Grantor under this Mortgage.  The provisions of this Section 1.20 may be enforced by Grantee without regard to any other rights and remedies Grantee may have against Grantor under this Mortgage and without regard to any limitations on Grantee’s recourse as may be provided in this Mortgage; provided, however, that a default by Grantor under this Section 1.20 will constitute an Event of Default under this Mortgage.  Enforcement of this Section 1.20 will not be deemed to constitute an action for recovery of Grantor’s indebted ness under this Mortgage nor for recovery of a deficiency judgment against Grantor following foreclosure of this Mortgage.  Grantor expressly and specially agrees that Grantee may bring and prosecute a separate action or actions against Grantor under this Section 1.20 whether or not Grantee has brought an action against Grantor under the remaining provision so this Mortgage.

Section 1.21. Organization; Due Authorization. Grantor is a limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Ohio and has the requisite power, authority and legal right to carry on the business conducted by it and to engage in the transactions contemplated by the Loan Documents to which it is a party. The execution and delivery of the Loan Documents to which it is a party and the performance and observance of the provisions thereof have all been authorized by all necessary actions of Grantor.

Section 1.22. Liabilities; Compliance With Other Instruments. Grantor has no liabilities except those hereunder and those otherwise contemplated or permitted by this Mortgage and the other Loan Documents to which it is a party, none of which are delinquent. Grantor is not in default (i) in the payment of any taxes levied or assessed against it or its assets, (ii) under any applicable statute, rule, order or regulation of any governmental authority, (iii) under this Mortgage or any of the other Loan Documents to which it is a party or (iv) under any other agreement to which it is a party or by which it or any of its properties are bound.

Neither the execution and delivery of this Mortgage or any of the other Loan Documents to which Grantor is a party, nor the consummation of the transaction herein or therein contemplated nor compliance with the terms and provisions hereof or thereof, conflicts with or results or will result in a breach of any of the terms, conditions or provisions of the operating agreement of Grantor, any law, order, rule, regulation, writ, injunction or decree of any court or governmental authority, or any agreement or instrument to which Grantor is a party or by which it or any of its properties are bound, or constitutes or will constitute a default thereunder, or result or will result in the creation or imposition of any lien or encumbrance of any nature whatsoever upon any of its property or assets pursuant to the terms of any such agreement or instrument except the liens and encumbrances created or permitted by the Lease Documents to which it is a party.

Section 1.23. Enforceability.This Mortgage and each of the other Loan Documents to which Grantor is a party have been duly executed and delivered by Grantor and constitute valid and binding obligations of Grantor enforceable in accordance with their respective terms, except as the enforceability (but not the validity thereof) may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors’ rights generally.

Section 1.24. Pending Litigation. There are no proceedings pending or, to the knowledge of Grantor threatened, against or affecting Grantor in any court or before anygovernmental authority or arbitration board or tribunal which if adversely determined would materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of Grantor or the right or ability of Grantor to enter into the Lease Documents to which it is a party, and if any such proceedings are subsequently initiated or threatened then Grantor will promptly provide written notice to Grantee. Grantor is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

Section 1.25. Compliance with Law. Grantor is in substantial compliance with all laws, ordinances, governmental rules or regulations to which it is subject, including, without limitation, the Occupational Safety and Health Act of 1970, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, and all laws, ordinances, governmental rules or regulations relating to environmental protection, the violation of which would materially and adversely affect the properties, business prospects, profits or condition (financial or otherwise) of Grantor.

Section 1.26. Transfer of Interests in Grantor or the Mortgaged Properly. Grantor shall not, by operation of law or otherwise, sell, convey, alienate, transfer, mortgage, encumber or assign ownership or control of all or any part of the Mortgaged Property or any interest therein, except as provided in Section 5.2 of the Loan Agreement.

Section 1.27. Lease Provisions. Any lease (other than leases with tenants of dwelling units in the Project) of all or any part of the Mortgaged Property by Grantor permitted under this Mortgage shall contain a provision obligating such lessee to enter into a subordination, attornment and nondisturbance agreement with Grantee, in form and substance satisfactory to Grantee.

Section 1.28. Assignment of Contracts. in addition to any other grant, transfer or assignment effectuated hereby, without in any manner limiting the generality of the grants in Article I hereof, Grantor shall assign to Grantee, as security for the indebtedness secured hereby, Grantor’s interest in all agreements, contracts, leases, licenses and permits affecting the Property in any manner whatsoever, including, without limitation, any construction contracts, architectural contracts, engineering contracts, plans and specifications, payment and performance bonds, completion bonds and other materials related to development and construction of the Improvements, such assignments to be made, if so requested by Grantee, by instruments in form satisfactory to Grantee; but no such assignment shall be construed as a consent by Grantee to any agreement, contract, license or permit so assigned, or to impose upon Grantee any obligations with respect thereto.

Section 1.29 Mortgage Tax.  In the event of the passage, after the date of this Mortgage, of any law, order, rule or regulation in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt or security agreements, or debts secured thereby, or the manner of collection thereof, the indebtedness secured hereby shall immediately become due and payable at the option of Grantee (which option Grantee may elect only if the indebtedness evidenced by the Loan Agreement is subject to acceleration pursuant to the terms thereof ) provided, however, that such election by Grantee shall be ineffective if such law either (a( shall not impose a tax upon Grantee or increase any tax now payable by Grantee or (b) shall impose a tax upon Grantee or increase any tax now payable by Grantee and prior to the due date:  (i) Grantor is permitted by law and can become legally obligated to pay such tax or the increased portion thereof (in addition to all interest, additional interest and other charges payable hereunder and under the other Loan Documents without exceeding the applicable limited imposed by the usury laws of the State of Ohio); (ii) Grantor does pay such tax or increased portion;’ and (iii) Grantor Agrees with Grantee in writing to pay, or reimburse Grantee for the payment of, any such tax or increased portion thereof when thereafter levied or assessed against the Mortgaged Property or any portion thereof.  The obligations of Grantor under such agreement shall be secured hereby.

Section 1.30Attorneys’ Fees.  Upon election of either Grantee or Grantor so to do, employment of an attorney is authorized, and Grantor agrees to pay all reasonable attorneys’ fees, costs and expenses in connection with any action and/or action (including the cost of evidence or search of title) which may be brought for the foreclosure of this Mortgage, and/or for possession of the Mortgaged Property or any portion thereof, and/or for the appointment of a receiver, and/or for the enforcement of any covenant or right in this Mortgage contained as hereinafter provided, which payment by Grantor shall be secured hereby.

ARTICLE II

GRANTEE’S POWERS

At any time, or from time to time, without liability therefor, Grantee, without affecting the personal liability, if any, of any person for payment of the Secured Obligations or the effect of this Mortgage upon the remainder of the Mortgaged Property, may from time to time without notice and subject to the requirements of the Indenture, the Loan Agreement and the Land Use Restriction Agreement (i) release any part of the Mortgaged Property, (ii) consent in writing to the making of any map or plat thereof, (iii) join in granting any easement thereon, (iv) join in any extension agreement or any agreement subordinating the lien or charge hereof, (v) release any person so liable, (vi) grant other indulgences, (vii) take or release any other or additional security for any obligation herein mentioned, (viii) make compositions or other arrangements with debtors in relation thereto, or (ix) advance additional funds to protect the security hereof and pay or discharge the Secured Obligations of Grantor hereunder, and all amounts so advanced shall be secured hereby and shall be due and payable upon demand by Grantee.

ARTICLE III

ASSIGNMENT OF RENTS, ISSUES AND PROFITS

Section 3.01. Assignment of Rents. Grantor hereby absolutely assigns and transfers to Grantee all the rents, issues and profits of the Mortgaged Property (including, without limitation, the Rents), and hereby gives to and confers upon Grantee the right, power and authority to collect such rents, issues and profits.  Grantor irrevocable appoints Grantee its true and lawful attorney-in-fact, at the option of Grantee at any time and from time to time, to take possession and control of the Mortgaged Property and to demand, receive and enforce payment, to give receipts, released and satisfaction, and to sue, in the name of Grantor or Grantee, for all such rents, issues and profits and apply the same to the Secured Obligations; provided, however, that Grantor shall, subject to the requirements of the Loan Agreement, have a revocable license to possess and control the Mortgaged Property and to collect such rent, issues and profits (but not more than one month in advance) prior to or at any time there is not an Event of Default under any of the Lease Documents.  The foregoing assignment or rents, issues and profits of the Mortgaged Property is intended to and does constitute a present and absolute assignment from Grantor to Grantee, and not merely the passing of a collateral security interest.

Section 3.02.  Collection Upon Event of Default.  Upon any Event of Default under any of the Loan Documents, Grantee may, at any time without notice, either in person, by agent or by a receiver appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, enter upon and take possession of the Mortgaged Property, or any part thereof, and in its own name sue for or otherwise collect such rents, issues and profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including attorney’s fees, upon any Secured Obligations, and in such order as Grantee may determine.  The collection of such rents, issues and profits, or the entering upon and taking possession of the Mortgaged Property, or the application thereof as aforesaid, shall not cure or waive any default or notice of default hereunder or invalidate any act done in response to such default or pursuant to such notice of default

Section 3.03.  No Grantee in Possession.  The foregoing assignment of rents, issues and profits will not be deemed or construed to constitute Grantee as a mortgagee in possession of the Mortgaged Property nor to obligate Grantee to take any action or to incur expenses or perform or discharge any obligation, duty or liability of Grantor under any lease, or for the control, care, management, or repair of the Mortgaged Property nor will it operate to make Grantee responsible or liable for any waste committed on Mortgaged Property by the tenants or any other parties or for any dangerous or defective condition of the Premises, or for any act or omission relating to the management, upkeep, repair or control of the Mortgaged Property that results in loss or injury or death to any person.

ARTICLE IV

SECURITY AGREEMENT

Section 4.01. Creation of Security Interest. This Mortgage is hereby made and declared to be a security agreement encumbering each and every item of personal property included herein as a part of the Mortgaged Property (referred to in this Article IV as the “Personalty”), in compliance with the provisions of the Uniform Commercial Code (the “UCC”). Grantor by executing and delivering this Mortgage has granted and hereby grants to Grantee, as security for the Secured Obligations, a security interest in the Personalty. The remedies for any Event of Default with respect to the covenants, terms and conditions of the security agreement contained in this Mortgage shall be as prescribed herein, or as prescribed by general law, or as prescribed by the UCC, all at Grantee’s election in the discretion of Grantee. After occurrence of an Event of Default for which no cure period is provided under the Loan Documents or which is not cured within the cure period applicable thereto, upon request or demand by Grantee, Grantor shall at its expense assemble all of the Personalty with respect to which such request or demand is made, and make the same available to Grantee at a convenient place upon the Land (or within Improvements upon the Land, as may be appropriate for the protection of such Personalty) acceptable to Grantee. Any notice of sale, disposition or other action by Grantee with respect to the Personalty sent to Grantor in accordance with the provisions hereof relating to communications at least ten (10) days prior to such action shall constitute adequate and reasonable notice to Grantor of such action. Grantor and Grantee agree that all property used in connection with the production of income from the Mortgaged Property or adapted for use therein or which is described or reflected in this Mortgage, is, and at all times and for all purposes and in all proceedings, legal or equitable, shall be, regarded as part of the real estate mortgaged hereunderand that the filing of any financing statement or statements in therecords normally having to do with personal property shall not in any way affect such agreement; provided, however, that Grantee may determine in its discretion that certain items of such property constitute personal property and are subject to remedies available with respect to personal property. The mention in any financing statement or statements of rights in and to (a) the proceeds of any insurance policy, or (b) any award in eminent domain proceedings for a taking or for loss of value, or (c) any payment for damage to or losses associated with the Mortgaged Property, or (d) Grantor’s interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property shall not in any way limit any of the rights of Grantee as determined by this Mortgage or affect the priority of Grantee’s security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of Grantee in the event any court shall at any time hold with respect thereto, that notice of Grantee’s priority of interest, to be effective against all persons or against a particular class of persons, must be filed in the UCC records. Except with respect to rental payments and security deposits to the extent specifically provided herein to the contrary, Grantee shall have the right of possession of all cash, securities, instruments, negotiable instruments, documents, certificates and any other evidences of cash or other property or evidences of rights to cash or other property which are now or hereafter a part of the Mortgaged Property, and Grantor shall promptly deliver the same to Grantee without further notice from Grantee. Grantor hereby irrevocably agrees that Grantee may, at the option of Grantee, give notice from time to time to any one or more persons or entities who may have or owe or be expected thereafter to have orowe any payment or other property of any nature which is or may become a part of the

Mortgaged Property, of the security interest of Grantee therein or of the right, if any, of Grantee to possession thereof; and, where Grantee has such a right of possession, Grantee may demand of such persons or entities delivery of any such payment or other property directly to Grantee. If Grantee shall at its option so request, Grantor will join in any such notices with Grantee. The names of the “Debtor” and the “Secured Party” (which are Grantor and Grantee, respectively), the address of the “Secured Party” from which information concerning the security interest may be obtained, and the address of “Debtor,” are as set forth in Section 6.05, hereof; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove. Grantor agrees to furnish Grantee with notice of any change in the name, identity, corporate structure, residence, principal place of business, employer’s identification number or mailing address of Grantor within ten (10) days of the effective date of any such change.

Section 4.02. Warranties, Representations and Covenants of Grantor. Grantor hereby warrants, represents and covenants, with respect to the Personalty, as follows:

(a)            except for the security interest granted hereby, Grantor is, and as to any of the Personalty to be acquired after the date hereof will be, the sole owner of the Personalty, free from any adverse lien, security interest, encumbrance or adverse claims thereon of any kind whatsoever except for Permitted Encumbrances. Grantor will notify Grantee of, and will defend the Personalty against, all prohibited claims and demands of all persons at any time claiming the same or any interest therein;

(b)       Grantor will not lease, sell, convey or in any manner transfer the Personalty (except Personalty transferred in the ordinary course of business and replaced by Personalty of a similar nature and having at least the same value as the Personalty replaced) without the prior written consent of Grantee;

(c)            the Personalty is not used or bought for personal or family purposes;

(d)            the Personal Property will be kept on or at the Real Property and Grantor will not remove the Personal Property from the Real Property without the prior written consent of Grantee, except such portions or items of Personal Property which are consumed or worn out in ordinary usage, all of which shall be promptly replaced by Grantor with new items of equal or greater quality; and

(e)            all covenants and obligations of Grantor contained herein relating to the Mortgaged Property shall be deemed to apply to the Personalty to the extent applicable whether or not expressly referred to herein.

ARTICLE V

EVENTS OF DEFAULT

AND REMEDIES UPON EVENTS OF DEFAULT

Section 5.01. Events of Default. Any one or more of the following events shall be deemed an Event of Default hereunder:

(a)           failure by Grantor to pay when due (i) any payment of principal of or interest on the Bonds or (ii) any other sum secured hereby or due hereunder or under any other Loan Document;

(b)          failure by Grantor to punctually perform or observe any covenant or agreement contained in this Mortgage (other than the monetary obligations described in paragraph (a) above) and such failure shall not have been cured within 30 days after written notice from Grantee of such failure provided, however, that (A) there shall be no grace or notice period applicable to any such default which in the reasonable judgment of Grantee is willfully and knowingly committed, and (B) in the case of any such default which is susceptible of cure but not within the applicable time period, provided any delay in exercising Grantee’s remedies hereunder beyond such applicable time period could not have a material adverse effect on the lien upon the Mortgaged Property or the value of the security provided thereby, no Event of Default shall be deemed to occur so long as Grantor promptly commences to cure such default within the applicable time period and thereafter diligently and continuously pursues such cure to completion within 180 days;

(c)           the occurrence of a default or an event of default under any Loan Document (other than this Mortgage);

(d)           Grantor shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors; or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Grantor or of all or any part of the Mortgaged Property, or of any or all of the royalties, revenues, rents, issues or profits thereof, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due;

(e)           a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Grantor seeking any reorganization, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated and unstayed for an aggregate of 60 days (whether or not consecutive) from the first date of entry thereof; or any trustee, receiver or liquidator of Grantor or of all or any part of the Mortgaged Property, or of any or all of the royalties, revenues, rents, issues or profits thereof, shall be appointed, without the consent or acquiescence of Grantor and such appointment shall remainunvacated and unstayed for an aggregate of 60 days (whether or not consecutive);

(f)           a writ of execution or attachment or any similar process shall be issued or levied against all or any part of or interest in the Mortgaged Property, or any judgment involving monetary damages shall be entered against Grantor which shall become a lien on the Mortgaged Property or any portion thereof or interest therein and such execution, attachment or similar process or judgment is not released, bonded, satisfied, vacated or stayed within 60 days after its entry or levy;

(g)          any suit or proceeding shall be filed against Grantor or an endorser, suretyor guarantor of Grantor on any of the Loan Documents which, if adversely determined, could substantially impair the ability of Grantor or any endorser, surety or guarantor of Grantor to perform any of their obligations contained in the Loan Documents, as determined by Grantee in its sole and absolute discretion;

(h)          if, during the term of the Loan Agreement secured by this Mortgage, Grantor shallwithout the prior written approval of Grantee (except as provided in Section 1.26 hereof and in Section 5.2 of the Loan Agreement) sell, convey, alienate, mortgage or encumber the Mortgaged Property or any part thereof or any interest therein except for Permitted Encumbrances or shall be divested of its title or any interest therein, in any manner, whether voluntarily or involuntarily, or if there is any merger, consolidation or dissolution affecting Grantor or if there is a transfer of a majority interest in Grantor in a series of transactions or a single transaction;

(i)           any assignment by Grantor of the whole or any part of the Rents to anyperson without the consent of Grantee or if, without such consent, Grantor shall otherwise further encumber the Mortgaged Property or any portion thereof (including, without limitation, secured transactions under the UCC) except in connection with Permitted Encumbrances or as permitted by Section 1.26 hereof; or

(3)          at any time, any representation, warranty or statement made by Grantor in any Loan Document or certificate delivered by Grantor shall be incorrect or misleading in any material respect, or any material misrepresentation shall at any time be made to Grantee by Grantor.

Section 5.02. Rights of Grantee Upon Event of Default. Upon the occurrence of an Event of Default, Grantee may, at Grantee’s sole option exercised in Grantee’s sole discretion, pursue any one or more of the following remedies provided, however, that Grantee may not accelerate the indebtedness secured hereby unless directed or permitted to redeem the Bonds pursuant to the Indenture or the Loan Agreement and provided further that, Grantee shall have the power to decline to exercise any right granted under this Mortgage which, in the sole discretion of Grantee, based upon written advice by its counsel, may cause Grantee to incur corporate or personal liability under any environmental law:

(a)        Acceleration; Foreclosure. Grantee shall have the right, at its sole option, to accelerate the maturity and demand immediate payment in full of all or any portion ofthe Secured Obligations. Grantee shall then have the right to commence appropriate foreclosure proceedings against the Mortgaged Property and against Grantor’s rights as provided in this Mortgage.

(b)        Foreclosure of Mortgaged Property. In the event of any sale under this Mortgage pursuant to any order in any judicial proceeding or otherwise, the Mortgaged Property may be sold as an entirety or in separate parcels and in such manner or order as Grantee in its discretion may elect, and if Grantee so elects, Grantee may sell the personal property covered by this Mortgage at one or more separate sales in any manner permitted by the UCC, and one or more exercises of the powers herein granted shall not extinguish nor exhaust such powers, until the entire Mortgaged Property is sold or the Secured Obligations are paid in full. Grantee may, at its option, sell the Mortgaged Property subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any foreclosure proceedings and to foreclose their rights will not be asserted by Grantor to be a defense to any proceedings instituted by Grantee to collect the Secured Obligations. If the Secured Obligations are now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may at its option exhaust the remedies granted under any of said security either concurrently or independently, and in such order as Grantee may determine in its discretion. Upon any foreclosure sale, Grantee may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the Secured Obligations as a credit to the purchase price. In the event of any such foreclosure sale by Grantee, Grantor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. In case Grantee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, then in every such case (i) Grantor and Grantee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Grantee shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Issuer shall continue as if no such proceeding had been taken, (iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be deemed to be a continuing Event of Default, and (iv) neither this Mortgage, nor the Notes, nor the Secured Obligations, nor any other Loan Document shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with this sentence.

(c)        Surrender of Possession; Rights and Duties of Grantee in Possession. Upon the happening and during the continuance of an Event of Default, Grantor, upon demand of the Grantee, shall forthwith to the full extent permitted by law surrender possession of the Mortgaged Property, and Grantee shall have the right to take possession of all or any part of the Mortgaged Property together with the books, papers, documents, instruments and monies of Grantor pertaining thereto, and including the rights and the position of Grantor under any leases, subleases, or other contracts relating to the use,occupation, enjoyment, management and maintenance thereof, and to hold, operate and manage the same and employ such agents and attorneys as may be necessary with respect thereto (or provide for management of the same with any person or corporation acceptable to the Grantee), and from time to time make all necessary repairs and improvements or take such other action as Grantee shall deem appropriate. In so doing, Grantee shall have the right to exercise all of the rights and powers of the Grantor, either in the name of the Grantor or otherwise, including, without limiting the generality of the foregoing, (i) the right to lease, operate and manage the Mortgaged Property or any part thereof, (ii) to cancel, modify, renew or extend any lease or sublease of the Mortgaged Property or any part thereof, (iii) to demand, collect, receive, sequester, sue for and recover in its own name all presently owing or future rents, revenues and other income, charges and moneys therefrom, and out of the same and any moneys received from any receiver, after deducting all proper costs and expenses of so taking, operating, holding and managing the same, including reasonable compensation to Grantee, its agents and counsel, pay and/or set up proper reserves for the payment of any or all of the following in such order and amounts as Grantee, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, expenses incurred with respect to the maintenance, operation, management, repair or restoration of the Mortgaged Property, and on account and in reduction of the Secured Obligations; and Grantee shall be entitled to have a receiver or receivers appointed (and Grantor hereby consents to the appointment of any such receiver or receivers) to take possession of the Mortgaged Property (without being guilty of a trespass) and to collect all rents, income and revenues without notice to Grantor and without regard to the valuation of the Project, or the solvency or insolvency of Grantor or any other person liable for any part of the obligations and Indebtedness secured hereby, and without prejudice to any other rights or remedies of Grantee. In the event that all Events of Default have been cured to the satisfaction of Grantee and Grantee shall have surrendered possession to Grantor, its successors or assigns, the right of entry provided in this Section shall again exist upon any subsequent Event of Default.

(d)              Grantor’s Rights Following Default. Grantee may exercise any remedieswith regard to Grantor’s rights as may be authorized under the laws of the State.

(e)              Automatic Transfer of Rights. In the event of foreclosure under thisMortgage, or other transfer of title or assignment of the Mortgaged Property, or any part or parts thereof, in lieu of payment of the indebtedness, whether in whole or in part, all policies of insurance and other rights applicable to the foreclosed upon or transferred Mortgaged Property shall automatically inure to the benefit of and shall pass to the purchaser(s) or transferee(s) thereof, subject to the rights of the purchaser(s) or transferee(s) to reject such insurance coverage and/or rights at its or their sole option and election.

(f)               Specific Performance. Grantee may, in addition to the foregoingremedies, or in lieu thereof, in Grantee’s sole discretion, commence an appropriate action against Grantor seeking specific performance of any covenant contained herein, or in aid of the execution or enforcement of any power herein granted.

(g)              Grantee’s Right to Directly Collect and Receive Proceeds and Payments After Default. Grantee shall have the right, at its sole option and election, at any time following the occurrence of an Event of Default, to directly collect and receive all proceeds or payments arising under or in any way accruing from Grantor’s rights, as such amounts become due and payable. In order to permit the foregoing, Grantor unconditionally agrees to deliver to Grantee, immediately following demand, any and all of Grantor’s records, ledger sheets, and other documentation, in the form requested by Grantee, with regard to Grantor’s rights and any and all proceeds and/or payments applicable thereto.

(h)              Right of Entry. Grantee may enter upon and take possession of the Mortgaged Property without the appointment of a receiver, or an application therefor; at its option, operate the Mortgaged Property; at its option, exclude Grantor and its agents and employees wholly therefrom; at its option, employ a managing agent of the Mortgaged Property; and at its option, exercise any one or more of the rights and powers of Grantor to the same extent as Grantor could, either in its own name, or in the name of Grantor; and, with or without taking possession of the Mortgaged Property, receive the Rents. Grantee shall have no obligation to discharge any duties of a landlord to any tenant of any portion of the Mortgaged Property or to incur any liability as a result of any exercise by Grantee of any rights hereunder; and Grantee shall not be liable for any failure to collect Rents, nor liable to account for any of the Rents unless actually received by Grantee.

(i)               Receiver. Grantee may apply, as a matter of strict right, without notice and without regard to the solvency of any party bound for its payment, for the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the incomes and Rents thereof. Grantor hereby consents and agrees to the appointment of such receiver after an Event of Default, regardless of the value of the security for the indebtedness secured hereby or of the solvency of any party bound for the payment of such indebtedness. All expenses, fees and compensation incurred in connection with such receivership will be secured by the lien of this Mortgage until paid. The receiver and the receiver’s agents will be entitled to enter upon and take possession of any and all of the Mortgaged Property, together with any and all businesses conducted thereon and all business assets used in conjunction therewith or thereon, or any part or parts thereof, and operate and conduct such business or businesses to the fullest extent allowed by law and by the provisions of the order appointing receiver.

(j)            Payment or Performance of Obligations. Grantee may pay, perform or observe any term, covenant or condition of this Mortgage and any of the other Loan Documents and all payments made or costs or expenses incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor to Grantee. The necessity for any such actions and the amounts to bepaid shall be determined by Grantee in its discretion. Grantee is hereby empowered to enter and to authorize others to enter upon the Mortgaged Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Grantor or any person in possession holding under Grantor. Grantor hereby acknowledges and agrees that the remedies set forth in this Section 5.02(j) shall be exercisable by Grantee, and any and all payments made or costs or expenses reasonably incurred by Grantee in connection therewith shall be secured hereby and shall be, without demand, immediately repaid by Grantor, notwithstanding the fact that such remedies were exercised and such payments made and costs incurred by Grantee after the filing by Grantor of a voluntary case or the filing against Grantor of an involuntary case pursuant to or within the meaning of the Bankruptcy Code, Title 11 U.S.C., or after any similar action pursuant to any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable to Grantor, Grantee, the Secured Obligations or any of the Loan Documents.

(k)      Cumulative Remedies. Grantee’s remedies as provided herein shall becumulative hi nature and nothing under this Mortgage shall be construed as to limit or restrict the options and remedies available to Grantee following any Event of Default, or to in any way limit or restrict the rights and ability of Grantee to proceed directly against Grantor and/or against any guarantor, surety or endorser of the indebtedness, or to proceed against other collateral directly or indirectly securing any such indebtedness.

Grantee shall have the further right, whether or not an Event of Default then exists under this Mortgage, where appropriate and within Grantee’s sole discretion, to file suit, either in Grantee’s own name or in the name of Grantor, to collect any and all proceeds and payments that may then and/or in the future be due and owing under and/or as a result of such rights. Where it is necessary for Grantee to attempt to collect any such proceeds and/or payments from the obligors therefor, Grantee may compromise, settle, extend, or renew for any period (whether or not longer than the original period) any obligation or indebtedness thereunder or evidenced thereby, or surrender, release, or exchange all or any part of said obligation or indebtedness, without affecting the liability of Grantor under this Mortgage or under the indebtedness. To that end, Grantor hereby irrevocably constitutes and appoints Grantee as its attorneyin-fact, coupled with an interest and with full power of substitution, to take any and all such actions and any and all other actions permitted hereby, either in the name of Grantor or Grantee.

Section 5.03. Remedies under Indenture and Loan Documents. In addition to any other remedy available to the Grantee as provided herein in Section 5.02 or otherwise, the Grantee may exercise any remedy available to it under the Indenture or under any of the Loan Documents.

Section 5.04. Application of Moneys; Effect of Sale. Subject to Section 7.06 of the Indenture, Grantee may apply any moneys and proceeds received by Grantee as a result of the exercise by Grantee of any right conferred under this Article V in such order as Grantee in its discretion may elect against (i) all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the operation of the Mortgaged Property, the performance of Grantor’s obligations under the leases of all or any portion of the Mortgaged Property and thecollection of the rents thereunder; (ii) all costs and expenses, including reasonable attorneys’ fees, incurred in the collection of any or all of the Secured Obligations, including those incurred in seeking to realize on or to protect or preserve Grantee’s interest in any other collateral securing any or all of the Secured Obligations; (iii) any or all unpaid principal on the Secured Obligations; (iv) any other amounts owing under the Loan Documents; and (v) accrued interest and charges on any or all of the foregoing. The remainder, if any, shall be paid to Grantor or any person or entity lawfully entitled thereto. Said sale shall forever be a bar against Grantor, its legal representatives, successors and assigns, and all other persons claiming under any of them. It is expressly agreed that the recitals in each conveyance to the purchaser shall be full evidence of the truth of the matters therein stated, and all lawful prerequisites to said sale shall be conclusively presumed to have been performed.

Section 5.05. Remedies Not Exclusive. Grantee shall be entitled to enforce payment and performance of any Secured Obligations hereby and to exercise all rights and powers under this Mortgage or under any Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Secured Obligations may now or hereafter be otherwise secured, whether by security deed, mortgage, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to other powers herein contained, shall prejudice or in any manner affect Grantee’s right to realize upon or enforce any other security now or hereafter held by Grantee, it being agreed that Grantee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Grantee in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to Grantee is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Grantee, or to which Grantee may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Grantee. Grantee may pursue inconsistent remedies

The acceptance by Grantee of any sum after the same is due shall not constitute a waiver of the right either to require prompt payment, when due, of all other sums hereby secured or to declare a default as herein provided. The acceptance by Grantee of any sum in an amount less than the sum then due shall be deemed an acceptance on account only and upon condition that it shall not constitute a waiver of the obligation of Grantor to pay the entire sum then due, and failure of Grantor to pay such entire sum then due shall be and continue to be an Event of Default notwithstanding such acceptance of such amount on account, as aforesaid. Grantee shall be, at all times thereafter and until the entire sum then due shall have been paid, and notwithstanding the acceptance by Grantee thereafter of further sums on account, or otherwise, entitled to exercise all rights in this instrument conferred upon them or either of them, and the right to proceed with a sale under any notice of default, or an election to sell, or the right to exercise any other rights or remedies hereunder, shall in no way be impaired, whether any of such amounts are received prior or subsequent to such proceeding, election or exercise. Consent by Grantee to any action or inaction of Grantor which is subject to consent or approval of Grantee hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive actions or inactions.

ARTICLE VI
MISCELLANEOUS

Section 6.01. Governing Law.This Mortgage shall be governed by the laws of the State of Ohio. In the event that any provision or clause of this Mortgage conflicts with applicable laws, such conflicts shall not affect other provisions of this Mortgage which can be given effect without the conflicting provision, and, to this end, the provisions of this Mortgage are declared to be severable. This instrument cannot be waived, changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, discharge or termination is sought.

Section 6.02. Waiver of Rights. To the full extent Grantor may do so, Grantor agrees that Grantor will not at any time insist upon, plea, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, extension, redemption or homestead exemption, and Grantor, for Grantor, Grantor’s representatives, successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, homestead exemption, notice of election to mature or declare due the whole of the Secured Obligations and marshaling in the event of foreclosure of the liens hereby created. If any law referred to in this Section and now in force of which Grantor, Grantor’s representatives, successors and assigns or other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

Section 6.03. Limitation of Interest. All agreements between Grantor and Grantee, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Grantee for the use, forbearance, or detention of the money to be loaned pursuant to the Loan Agreement, or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and, if from any such circumstance, Grantee shall ever receive as interest under the Loan Agreement, or this Mortgage or otherwise anything of value which would exceed interest at the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Loan Agreement or on account of other Secured Obligations and not to the payment of interest, or, if such excessive interest exceeds the unpaid balance of principal of the Loan Agreement, the Notes, and such other Secured Obligations, such excess shall be refunded to Grantor. All sums paid or agreed to be paid to Grantee for the use, forbearance, or detention of the Secured Obligations shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such obligations until payment in full, so that the rate of interest on account of Secured Obligations is uniform throughout the terms thereof. The terms and provisions of this Section shall control all agreements between Grantor and Grantee.

Section 6.04. Statements by Grantor. Grantor, within ten days after being given notice, will furnish or cause to be furnished to Grantee a written statement, stating the unpaid principal of and interest on the Bonds and any other amounts secured by this Mortgage and stating that no offset or defense exists against such amounts.  Grantor will submit (i) the annual and quarterly income and expense statements on the Mortgaged Property or (ii) upon request by Grantee, such other reports and statements which are prepared by Grantor and its representative and agents in the ordinary course of business.

Section 6.05. Notices. Whenever Grantee or Grantor shall desire to give or serve any notice, demand, request or other communication with respect to this Mortgage, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been given if sent by hand delivery, overnight courier or certified mail, postage prepaid, addressed to the following addresses:

If to Grantor:
Eaglewood Property Holdings, LLC
3050 Peachtree Road NW, Suite 355
Atlanta, Georgia  30305
Christopher F. Brogdon

If to Grantee:

BOKF, NA dba Bank of Oklahoma
1 Williams Center

Tulsa, Oklahoma 74192

Attention: Corporate Trust Department

Any party may at any time change its address for such notices by delivering to the other parties hereto, as aforesaid, a notice of such change.

Section 6.06. Captions. The captions or headings at the beginning of each Section hereof are for the convenience of the parties and are not a part of this Mortgage.

Section 6.07. Invalidity of Certain Provisions; Conflicting Provisions. If the security title granted by this Mortgage is invalid or unenforceable as to any part of the Secured Obligations, or is invalid or unenforceable as to any part of the Mortgaged Property, the unsecured or partially secured portion of the Secured Obligations shall be completely paid prior to the payment of the remaining and secured portion of the Secured Obligations, and all payments made on such obligations, whether voluntary or under foreclosure or other enforcement action or procedure, shall be considered to have been first paid on and applied to the full payment of that portion of the Secured Obligations which is not secured or fully secured by the lien of this Mortgage.

Section 6.08. Subrogation. To the extent that proceeds of the Bonds or advances under this Mortgage are used to pay any outstanding lien, charge or prior encumbrance against the Mortgaged Property, such proceeds or advances have been or will be advanced by Grantee atGrantor’s request, and Grantee shall be subrogated to any and all rights and liens held by any owner or holder of such outstanding liens, charges and prior encumbrances, irrespective of whether said liens, charges or encumbrances are released of record.

Section 6.09. Change in Ownership. If the ownership of the Mortgaged Property or any part thereof or interest therein becomes vested in a person other than the entity shown as Grantor herein which owns the same on the date hereof, Grantee may, without notice to Grantor, deal with such successor or successors in interest with reference to this Mortgage and the Secured Obligations in the same manner as with Grantor without in any way vitiating or discharging Grantor’s liability hereunder or upon the Secured Obligations. No sale of the Mortgaged Property and no forbearance on the part of Grantee and no extension of the time for the payment of the Secured Obligations given by Grantee shall operate to release, discharge, modify, change or affect the original liability, if any, of Grantor or the liability of any guarantors or sureties of Grantor, either in whole or in part.

Section 6.10. Assignment of Grantee’s Interest. It is expressly agreed that any and all terms of this Mortgage, the other Loan Documents and all other agreements made or executed by Grantor or others in favor of Grantee and all rights, powers, privileges, options and remedies conferred upon Grantee herein and therein shall inure to and be for the benefit of and may be exercised by Grantee and its successors and assigns, and the word “Grantee” shall also mean and include the successor or successors and the assign or assigns of Grantee and its successors and assigns. Grantor hereby specifically grants unto Grantee the right and privilege, at Grantee’s option, to transfer and assign to any third person all or any part of Grantee’s rights to receive funds or payments hereunder.

Section 6.11. Amendments.  Subsequent to the initial issuance of Bonds and prior to their payment in full, or provision for such payment having been made as provided in the Indenture, this Mortgage may be effectively amended only by written instrument executed by the parties hereto and only upon the conditions and with the effect set forth in the Indenture.

Section 6.12. Nonrecourse Obligations. Notwithstanding any other term or provision contained in this Mortgage or any other instrument executed or delivered in connection with the Bonds, the personal liability of the Grantor and the members of the Grantor for any payments due under this Mortgage or any other document relating to theBonds, including without limitation the principal, premium, if any, and interest on the Bonds, and for the performance of any obligation under this Mortgage or any other document relating to theBonds, will be strictly and absolutely limited to the Mortgaged Property, and the leases, rents, profits and issues thereof and any other collateral securing theBonds. If an Event of Default occurs under this Mortgage or any other document relating to the Bonds in connection with any such payments or other obligations, any judicial proceedings the Grantee may institute against the Grantor will be limited solely to seeking the preservation, enforcement, foreclosure or other sale or disposition of the lien and security interest in the Project, and the leases, rents, profits and issues thereof and any other collateral securing theBonds. In the event of foreclosure or other sale or disposition of the Project or other collateral, no judgment for any deficiency in the payments or other obligations hereunder or under any other instrument executed or delivered in connection with the Bonds will be obtainable by the Grantee against the Grantor or the members of the Grantor.

Section 6.13. Time is of the Essence.  TIME IS OF THE ESSENCE under this Mortgage and the other Loan Documents.

Section 6.14. Future Advances. This Mortgage is given to secure not only existing indebtedness, but also future advances, whether such advances are obligatory or are to be made at the option of Grantee, or otherwise, as are made at any time within thirty (30) years from the date of this Mortgage, to the same extent as if such future advances are made on the date of execution of this Mortgage, and each such additional lease or advance will be equally secured with and have the same priority as the original indebtedness secured by this Mortgage and be subject to all of the terms and provisions of this Mortgage, whether or not such additional advance is evidenced by a promissory note of Grantor and whether or not identified by a recital that it is secured by this Mortgage. The total amount of indebtedness that may be so secured at any one time will not exceed an amount equal to two (2) times the original principal sum of the Bonds secured hereby, and provided further that it is understood and agreed that this future advance provision will not be construed to obligate Grantee to make any such additional advances

This instrument was prepared by, and when recorded, return to:

R. Chix Miller, Esq.

SELL & MELTON, L.L.P.

577 Mulberry Street

Post Office Box 229

Macon, Georgia  31202-0229

IN WITNESS WHEREOF, the Grantor has executed this Mortgage as of the day and year first above written.

EAGLEWOOD PROPERTY HOLDINGS, LLC

By:	/s/ Christopher F. Brogdon
Title: Manager

ACKNOWLEDGEMENTS

STATE OF GEORGIA    )

) SS:

COUNTY OF FORSYTH )

Before me appeared                                to me personally known, who being duly sworn, acknowledged himself to be the Manager of Eaglewood Property Holdings, LLC, the manager of Eaglewood Property Holdings, LLC, a Georgia limited liability company, and that he as such officer, being authorized so to do, executed the foregoing instrument for the purpose therein contained by signing his name as such officer.

WITNESS my hand and seal, the 10th day ofApril, 2012.

/s/ Kathryn M. Branigan
Notary Public

My Commission expires:	January 15, 2013